UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D. C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
 Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
June 27, 2007

FIRST CHARTER CORPORATION
 (Exact name of registrant as specified in its charter)

North Carolina	0-15829	56-1355866

(State or other	(Commission	(IRS Employer
jurisdiction of	File Number)	Identification No.)
incorporation)

10200 David Taylor Drive, Charlotte, North Carolina 28262-2373
 (Address, including zip code, of principal executive offices)

(704) 688-4300
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

/  /    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
/  /     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
/  /     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
/  /     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On June 27, 2007, upon the recommendation of its Compensation Committee, the Board of Directors (the "Board") of First Charter Corporation (the "Registrant") approved one-time payments of additional cash compensation for two directors, John S. Poelker ("Mr. Poelker") and Jewell D. Hoover ("Ms. Hoover"), in the amounts of $25,000 and $10,000, respectively.  The payment to Mr. Poelker is in recognition of his additional services to the Board, in his capacity as the audit committee financial expert, in connection with the previously disclosed material weaknesses in the Registrant's internal controls and related fiscal 2006 year end filings.  The payment to Ms. Hoover is in recognition of her additional services to the Board in chairing the special subcommittee of the Board's Audit Committee during its previously disclosed inquiry regarding certain of the Registrant's past accounting policies and estimates.

 SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST CHARTER CORPORATION
By:	/s/ STEPHEN J. ANTAL
Stephen J. Antal Executive Vice President, General Counsel and Secretary

Dated: July 3, 2007